                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 13, 1997 included in the 1996 Annual Report to Shareholders of Southern California Water Company. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996.

             We further consent to the incorporation by reference of the above-mentioned report, incorporated by reference in this Annual Report on Form 10-K in the Southern California Water Company Registration Statements which follow:


            REGISTRATION FORM           FILE NO.              EFFECTIVE DATE
--------------------------------------------------------------------------------
              S - 3                      33-42218             August 22, 1991
              S - 8                      33-71226            November 4, 1993
              S - 3                      33-60441             August 11, 1995







                                                        /s/  ARTHUR ANDERSEN LLP

Los Angeles, California
March 13, 1997